UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2009

ANIMAL HEALTH INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-33273	71-0982698
(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Ste 200, Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 859-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2009, the stockholders of Animal Health International, Inc. (the “Company”) voted to amend and restate the 2007 Stock Option and Incentive Plan in its entirety (the “Restated Plan”).  The material features of the Restated Plan are:

• The maximum number of shares of common stock to be issued under the Restated Plan is 3,600,000, which is the sum of the original reserved shares of 2,500,000 shares plus an additional 1,100,000 shares;

• The award of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

• Any material amendment to the Restated Plan is subject to approval by the Company’s stockholders; and

• The term of the Restated Plan will be extended by ten (10) years from the date of stockholder approval.

    The description of the Restated Plan is qualified in its entirety by reference to the copy of the Restated Plan filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Animal Health International, Inc. 2007 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Animal Health International, Inc.

November 20, 2009	By:	/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Animal Health International, Inc. 2007 Stock Option and Incentive Plan